QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[Letterhead of Clifford Chance US LLP]

October 19, 2004

Bimini Mortgage Management, Inc.
3305 Flamingo Drive, Suite 100
Vero Beach, Florida 32963

Re:
Registration Statement on Form S-8

Ladies and Gentlemen:

        We have served as special counsel to Bimini Mortgage Management, Inc., a Maryland corporation (the "Company"), in connection with certain matters arising out of the registration of up to 1,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"), issuable pursuant to the Company's 2003 Long Term Equity Incentive Plan (the "Plan"). The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

  1.
  The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

  2.
  The charter of the Company (the "Charter");

  3.
  The Bylaws of the Company;

  4.
  A certificate of the State Department of Assessments and Taxation of Maryland (the "SDAT") as to the good standing of the Company, dated as of a recent date;

  5.
  Resolutions adopted by the Board of Directors and the Compensation Committee of the Board of Directors of the Company relating to, among other matters, the adoption of the Plan (the "Resolutions");

  6.
  The unanimous written consent of the stockholders of the Company relating to the adoption of the Plan;

  7.
  The Plan;

  8.
  Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

  1.
  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

  2.
  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

  3.
  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

  4.
  All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

  5.
  The Shares will not be issued in violation of any restriction or limitation contained in the Charter or the Plan.

  6.
  Each option, restricted stock unit, phantom share, right or other security exercisable or exchangeable for a Share will be duly authorized and validly granted in accordance with the Plan and exercised or exchanged in accordance with the terms of the Plan at the time of any exercise of such option, restricted stock unit, phantom share, right or other security.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

  1.
  The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

  2.
  The issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Charter, the Registration Statement, the Resolutions and the Plan, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.

Very truly yours,

/s/ Clifford Chance US LLP

QuickLinks

[Letterhead of Clifford Chance US LLP]